EQM TECHNOLOGIES & ENERGY, INC.

STOCK OPTION PLAN

(Effective as of March 29, 2011)

EQM TECHNOLOGIES & ENERGY, INC.

STOCK OPTION PLAN

(Effective as of March 29, 2011)

The following constitutes a stock option plan as adopted by EQM Technologies & Energy, Inc.

(a)          Name, Sponsor, and Purpose of Plan.

(1)         The name of this plan shall be the EQM Technologies & Energy, Inc. 2011 Stock Option Plan (called herein the “Plan”).

(2)         The sponsor of the Plan is EQM Technologies & Energy, Inc. (herein called “EQM”).

(3)         The purpose of the Plan is to grant written offers of EQM (each offer continuing for a stated period of time at a set price and called herein an “Option”) to sell common shares of EQM (called herein “Common Shares”) to Key Employees and Outside Directors (with “Key Employees” and “Outside Directors” both being defined in paragraph (e) below) in order to give such Key Employees and Outside Directors incentives to grow the value of the EQM (as defined in subparagraph (4) of this paragraph (a)).

(4)         For purposes of the Plan, the “Company” means, in the aggregate, EQM and each other corporation or other organization that is part of a chain of corporations and/or other organizations which includes EQM and in which EQM or another corporation or organization in such chain owns a controlling interest (as defined in Treasury Regulations Section 1.414(c)-2(b)(2)(i), but with the language “at least 50 percent” being used instead of “at least 80 percent” each place it appears in such regulation section). A “Related Organization” means an entity that is part of the Company.

(b)          Type of Options To Be Granted Under Plan. Options issued pursuant to the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (with such Options called herein “Incentive Stock Options” and with such Code called herein the “Code”), or Options which do not qualify under such section (called herein “Nonincentive Stock Options”), or both. There shall be no term or condition under either type of Option to the effect that the exercise of one type of Option reduces the number of Common Shares for which the other type may be exercised.

(c)          Effective Date of Plan. This Plan shall become effective on March 29, 2011 (called herein the “Effective Date”), which is the date that it is adopted by EQM’s Board of Directors (called herein the “Board”). Subject to the other terms of the Plan, Options may be granted under the Plan at any time on or after the Effective Date. However, any Option granted under the Plan that would otherwise qualify as an Incentive Stock Option shall be treated as a Nonincentive Stock Option unless the Plan is approved by the shareholders of EQM within twelve months before or after the Effective Date.

(d)          Aggregate Number of Common Shares Available for Options.

(1)          (i) The aggregate number of Common Shares which may be delivered upon the exercise of all Options (regardless of whether all such Options are Incentive Stock Options, Nonincentive Stock Options, or a combination of Incentive Stock Options and Nonincentive Stock Options) shall be 5,000,000 Common Shares.

(ii) The aggregate number of Common Shares which may be delivered upon the exercise of all Incentive Stock Options granted pursuant to the Plan shall be 4,750,000 Common Shares.

(iii) The aggregate number of Common Shares which may be the subject of all Options (regardless of whether all such Options are Incentive Stock Options, Nonincentive Stock Options, or a combination of Incentive Stock Options and Nonincentive Stock Options) granted under the Plan to any one Key Person in any calendar year shall be 1,500,000 Common Shares.

(2)         Any Common Shares that are deliverable under any Option granted under the Plan may consist, in whole or in part, of Common Shares that are authorized but unissued by EQM or Common Shares that are treasury shares of EQM.

(3)         Upon the expiration or termination of any Option that has not been exercised in full, unpurchased Common Shares covered by such Option (i) may be made available for other Options to be granted under the Plan and (ii) thus shall not be counted as Common Shares that were deliverable under the Plan in determining whether the limits set forth in subparagraph (1) of this paragraph (d) is met.

(e)          Persons Eligible for Options.

(1)         Except as may otherwise be provided in subparagraphs (3) and (4) of this paragraph (e), Incentive Stock Options, Nonincentive Stock Options, or both Incentive and Nonincentive Stock Options may be granted under the Plan to, and only to, (i) Outside Directors and (ii) Key Employees (as such terms are defined in subparagraph (2) of this paragraph (e)). Such Outside Directors and Key Employees shall collectively be called in this Plan as “Key Persons” and each shall be called herein a “Key Person.”

(2)         For purposes of the Plan: (i) an “Outside Director” means any member of the Board who is not an employee of the Company; and (ii) a “Key Employee” means any employee of the Company who is either an officer of the Company or another employee who the Board determines is of exceptional importance to the Company and capable of making substantial contributions to the success, growth, and profits of the Company.

(3)         Notwithstanding the provisions of subparagraph (1) of this paragraph (e), no Option which is intended to be an Incentive Stock Option may be granted to any person who on the date of grant of the Option is (i) an Outside Director or (ii) a person who is a Key Employee in connection with his or her employment by a Related Organization that is not a corporation.

(4)         Also notwithstanding the provisions of subparagraph (1) of this paragraph (e), no Option which is intended to be an Incentive Stock Option may be granted to any Key Employee who, at the time such Option is granted, owns more than 10% of the total combined voting power of all classes of stock of EQM or of any other corporation that is a Related Organization, unless, in addition to the requirements for Incentive Stock Options set forth in paragraph (f) below, (i) the price at which the Common Shares subject to such Option may be purchased (the price at which Common Shares subject to any Option may be purchased being called herein that Option’s “Exercise Price”) is set at an amount which is at least 110% of the fair market value of such Common Shares (determined at the time such Option is granted) and (ii) the Option is not exercisable after the expiration of five years from the date the Option is granted.

(5)         For purposes of the provisions of subparagraph (4) of this paragraph (e), a Key Employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers or sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

(f)          Grant of Options and Requirements of Options. The Committee designated in paragraph (m) of this Plan, in its sole and complete discretion, may grant Options under the Plan to Key Persons. In this regard, the Committee shall, subject to the applicable provisions of the Plan and on behalf of the Company, select the specific Key Persons to be granted Options under the Plan, the exact number of Common Shares to be optioned hereunder to each Key Person, and the specific terms of each Option granted hereunder. Subject to the other provisions of the Plan, each Option granted under this Plan:

(1)         shall be granted only with respect to Common Shares;

(2)         shall call for an Exercise Price as determined by the Committee, but in no event shall the Exercise Price of any Option be less than the fair market value (determined as of the date of the Option’s grant) of the Common Shares as to which the Option is granted. Such fair market value shall be determined by disregarding any lapse restrictions, as such term is defined in Treasury Regulations Section 1.83-3(i), that apply to such Option or such Common Shares (e.g., any restrictions on the transferability of such Common Shares other than those that are permanent and will never lapse);

(3)         shall, unless otherwise prescribed by the Committee in the terms of an applicable written option agreement, vest twenty-five percent (25.0%) immediately upon the Option’s grant, vest twenty-five percent (25.0%) on the first annual anniversary of the date of the Option’s grant, and vest thereafter in equal increments of twenty-five percent (25.0%) on each of the second and third annual anniversaries of the date of the Option’s grant;

(4)         shall not be assignable or transferable by the optionee of the Option except by will or the laws of descent and distribution, and during the optionee’s lifetime shall be exercisable only by him or her. In fact, except to the extent otherwise required by applicable law, any attempt to assign, transfer, pledge, or otherwise dispose of the Option contrary to the provisions of this subparagraph (4), or any levy or execution, attachment, or other process attempted upon the Option, shall, notwithstanding any other term of the Option, (i) be null and void and without effect and (ii) cause the Option (to the extent it has not been previously exercised) to terminate immediately upon the happening of any such event;

(5)         shall not, if the Option is intended to be an Incentive Stock Option, be exercisable after the expiration of ten years from the date the Option is granted;

(6)         shall, if the Option is intended to be an Incentive Stock Option, be granted within ten years from the earlier of (i) the Effective Date or (ii) the date this Plan is approved by the shareholders of EQM; and

(7)         shall be subject to such additional terms (but not inconsistent with the above conditions or any other conditions set forth in this Plan) as are determined by the Committee in its discretion and are specified in the applicable written option agreement. Such additional provisions may include, but are not limited to: (i) forfeiture provisions; (ii) exercise acceleration provisions; and (iii) provisions that require, as a condition to the Option’s exercise, that the person exercising the Option must enter into a shareholder agreement with EQM the form of which is attached to the applicable written option agreement (and that provides for certain restrictions on the transfer of Common Shares received on exercise of the Option and for the repurchase of such Common Shares under certain circumstances).

(g)          Limitations on Incentive Stock Options.

(i)          To the extent that the aggregate fair market value of Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under this Plan and all other plans maintained by Related Organizations) exceeds $100,000, such Options shall be treated as Nonincentive Stock Options. The rule set forth in the immediately preceding sentence shall be applied by taking Options into account in the order in which they were granted. Also for purposes hereof, the fair market value of any Common Shares which are subject to an Option shall be determined as of the time the Option is granted.

(ii)         Except as otherwise specifically provided in the Option agreement, a Key Employee’s right to exercise an Incentive Stock Option upon termination of such Key Employee’s employment with the Company shall expire upon the three-month anniversary of such Key Employee’s termination of employment with the Company, unless such termination was due to the death or disability of such Key Employee, in which case such Key Employee’s right to exercise an Incentive Stock Option shall expire upon the one-year anniversary of such Key Employee’s termination of employment with the Company.

(h)          Determination of Fair Market Value. Whenever the fair market value of a Common Share as of any date must be determined for purposes of the Plan or in order to meet legal reporting and withholding requirements (such as the date on which any Option is granted under the Plan or the date any Option is exercised under the Plan), the Board shall determine such fair market value in the manner described in the following subparagraphs of this paragraph (h).

(1)         If Common Shares are readily tradable (that is, is regularly quoted by brokers or dealers making a market in such shares) on an established securities market (as defined in Treasury Regulations Section 1.897-1(m)) as of the date of the determination, the fair market value of a Common Share shall be determined by the Board at the time of grant, and may be determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions in such stock as reported by such market. The determination of fair market value also may be determined using an average selling price during a specified period that is within 30 days before or 30 days after the applicable valuation date, provided that the the Board must irrevocably specify the commitment to grant the stock right with an exercise price set using such average selling price before the beginning of the specified 30 day period. For this purpose, the term average selling price refers to the arithmetic mean of such selling prices on all trading days during the specified period, or the average of such prices over the specified period weighted based on the volume of trading of such stock on each trading day during such specified period. The Board must designate the recipient of the Option, the number of shares of Common Stock that are subject to the Option, and the method for determining the exercise price before the beginning of the averaging period.

(2)         If Common Shares are not readily tradable on an established securities market (as defined in Treasury Regulations Section 1.897-1(m)) as of the date of the determination, the fair market value of a Common Share as of such date shall be determined in good faith by the Board by reasonable application of a reasonable valuation method that (i) considers any and all information the Board determines relevant and (ii) is consistent with the valuation methods described in Treasury Regulations Section 1.409A-1(b)(5)(iv)(B), including, as applicable, the value of tangible and intangible assets of EQM, the present value of anticipated future cash-flows of EQM, the market value of stock or equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by EQM, the value of which can be readily determined through nondiscretionary, objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), recent arm’s length transactions involving the sale or transfer of such stock or equity interests, and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on EQM, its stockholders, or its creditors.

(i)          Provisions Upon Change in Control.

(1)         In the event a Change in Control occurs on or after the Effective Date, then, unless otherwise prescribed by the Board in the terms of an applicable Option, each and any outstanding Option granted under the Plan to a Key Person shall immediately become exercisable in full upon the date of the Change in Control.

(2)         In addition, unless the Board shall otherwise prescribe in the terms of an Option granted under the Plan, in the event of a Change in Control the Board shall have discretion to cause a cash payment to be made to the person who then holds such Option, in lieu of the right to exercise such Option or any portion thereof, provided (i) that such Option is still outstanding as of the Change in Control and (ii) that the aggregate fair market value (on the date of the Change in Control) of the Common Shares that are subject to such Option exceeds the aggregate Exercise Price of such Option. In the event the Board exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate fair market value (on the date of the Change in Control) of the Common Shares that are subject to such Option exceeds (ii) the aggregate Exercise Price of such Option.

(3)         For purposes of the Plan, a “Change in Control” shall be deemed to have occurred the date described in clause (A) of this subparagraph (3).

(A)         The first date that occurs after the Effective Date and on which, in connection with a sale of shares of EQM that occurs on such date (or a series of sales of EQM shares the latest one of which occurs on such date), one person (including an entity) or more than one person acting as a group acquires EQM shares that constitute at least 50% of the total voting power of the shares of EQM, provided that such person or persons do not include Argentum Capital Partners II, L.P., a Delaware limited partnership (“Argentum”) or any organization that has more than 50% of the total voting power of all of its shares (or, if such other organization is not a corporation, more than 50% of its profits interests or capital interests) owned by Argentum.

(j)          Adjustments in Options.

(1)         Unless otherwise prescribed by the Board in the terms of an applicable Option, the Board may proportionately adjust the number and class of shares subject to an Option granted under the Plan and the Exercise Price of such Option, and appropriately adjust the aggregate number and class of shares available under the Plan and the number of shares as to which Options may be granted, in the event of actual changes in the outstanding Common Shares of EQM that result from and by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to shareholders other than cash dividends.

(2)         Notwithstanding the provisions of subparagraph (1) of paragraph (j), the Board may not take any action under the provisions of subparagraph (1) of paragraph (j) to the extent that such action either (i) would otherwise cause an adjustment to any Option granted under the Plan that, in accordance with Treasury Regulations issued under Code Section 424, would constitute a modification of the Option for purposes of Section 424 of the Code or (ii) would otherwise cause any Option granted under the Plan to become subject to the requirements of Code Section 409A when such Option would not be subject to such requirements in the absence of such adjustment.

(3)         The Board shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Option granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that Option or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the Option to apply).

(k)          Procedures for Exercise of Option and Other Exercise Rules.

(1)         With respect to each exercise of an Option granted under the Plan, written notice of the exercise must be given and the Option’s Exercise Price with respect to the Common Shares being purchased upon the exercise and any taxes required to be withheld upon the exercise must be paid in full at the time of the exercise. The procedures for providing written notice of the exercise are described in subparagraph (2) of this paragraph (k), and the procedures for payment of the Option’s Exercise Price for the Common Shares being purchased upon the exercise and any taxes required to be withheld upon the exercise are described in the provisions of paragraph (l) below.

(2)         Any Option granted under the Plan may be exercised as of any date only by a written notice or a facsimile to the Secretary of EQM, signed by the optionee of the Option or such other person who is entitled to exercise the Option and received during normal business hours on such date or any earlier date by the office of the Secretary of EQM. If any dispute arises between EQM and the optionee (or such other person who is exercising the Option) as to when such written notice or facsimile is received by the Secretary of EQM, the date that the Secretary of EQM determines it was received shall be controlling on all parties unless the optionee (or such other person who is exercising the Option) has a certified mail receipt, a handwritten receipt of personal delivery, or a facsimile confirmation that provides reasonable and credible evidence that it was received on a different date. The written notice or facsimile shall state the number of Common Shares with respect to which the Option is being exercised (and, as is indicated in subparagraph (1) of this paragraph (k), shall be accompanied by payment in full of the Option’s Exercise Price for such Common Shares and any taxes required to be withheld upon the exercise). If the Option is exercised by anyone other than the optionee, the written notice or facsimile shall be accompanied by proof of the right of such person to exercise the Option.

(3)         An optionee of any Option granted under the Plan (or such other person who is exercising the Option) may not exercise the Option so as to purchase any fractional Common Share, and no fractional Common Share shall be issued upon the exercise of any Option granted under the Plan. However, in any case where, because of adjustments in the number of Common Shares subject to an Option granted under the Plan made under the provisions of paragraph (j) above, the exercise at any time of the entire portion of the Option then available for exercise would otherwise (in the absence of this paragraph (3)) require a fractional Common Share to be purchased under the Option, EQM shall pay a sum in cash equal to the excess of the fair market value of such fractional Common Share (determined in such reasonable manner as may be prescribed by the Board) over the proportional part of the Option’s Exercise Price represented by such fractional share.

(4)         As soon as administratively practical after the receipt of the written notice and full payment applicable to the exercise of any Option granted under the Plan in accordance with the procedures established under the provisions of this paragraph (k) and the provisions of paragraph (l) below, EQM shall deliver to the optionee of the Option (or such other person who is exercising the Option) a certificate or certificates representing the acquired Common Shares. The Common Shares represented by each and every certificate for Common Shares to be delivered on the exercise of the Option shall be, at the time of such delivery, validly issued and outstanding, fully paid, and nonassessable.

(5)         If any Option granted under the Plan is exercised in respect of less than all of the Common Shares that are still then or may later be purchasable thereunder, the optionee of the Option (or such other person who is exercising the Option) shall be entitled to receive a revised written option agreement covering the number of Common Shares in respect of which the Option shall not have been exercised but otherwise containing the same conditions and terms as are set forth in the original Option.

(6)         In case any Option granted under the Plan is mutilated, lost, stolen, or destroyed, EQM shall issue a new Option of identical provisions and deliver the same in exchange and substitution: (i) for any mutilated Option, upon surrender and cancellation of such mutilated Option; or (ii) for any lost, stolen, or destroyed Option, upon receipt of evidence satisfactory to EQM of the loss, theft, or destruction of such Option and upon receipt of indemnity satisfactory to EQM.

(7)         Notwithstanding any other provision of the Plan which might be read to the contrary, no person holding an Option granted under the Plan or entitled to exercise an Option granted under the Plan shall have any rights or privileges of a shareholder of EQM with respect to any Common Shares issuable upon exercise of such Option until certificates representing such Common Shares shall have been issued and delivered. Further, no Common Shares shall be issued and delivered upon exercise of an Option granted under the Plan unless and until EQM, in the opinion of its counsel, has complied with all registration requirements of the Securities Act of 1933, any state securities laws, and any national securities exchange on which EQM securities may then be listed as well as any other requirements of law, to the extent any such laws or exchanges apply to Common Shares.

(l)          Procedures For Satisfying Payment and Withholding Requirements.

(1)         As is indicated in subparagraph (1) of paragraph (k) above, upon the exercise of any Option granted under the Plan, the Option’s Exercise Price with respect to the Common Shares being purchased under the Option and any taxes required to be withheld by the terms of the Option or under applicable law in connection with such exercise (with any such Exercise Price and tax withholding requirements being referred to in this paragraph (l) as the “payment/withholding requirements”) must be paid in full. The Board may set forth in any written agreement by which an Option is granted under the Plan the procedures that must be used for satisfying the payment/withholding requirements with respect to the exercise of such Option (and in fact such procedures can differ from the analogous procedures applicable to any other Option granted under the Plan).

(2)         Unless the Board otherwise prescribes in the written agreement by which an Option is granted under the Plan, any Participant to whom an Option under the Plan is granted (or, if applicable, such other person who is exercising or receiving a payment under the Option) may, in his or her sole discretion, satisfy the payment/withholding requirements that apply to such Option by using any one or more of the following methods or any combination of the following methods:

(A)         by making a payment to the Company of an amount in cash (which, for purposes of the Plan, shall be deemed to include payment in U.S. currency or by certified check, bank draft, cashier’s check, or money order) equal to the amount of such payment/withholding requirements;

(B)         by making a payment to the Company in Common Shares which are previously owned by the Participant (or such other person) and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements;

(C)         to the extent permitted under the Option agreement, by having the Company retain Common Shares which are otherwise being purchased or paid under the Option and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements; and/or

(D)         to the extent acceptable to the Company, by having the Company retain an amount of cash that is payable under any other compensation applicable to the Participant (or such other person) and equal to the amount of such payment/withholding requirements.

(3)         If any Key Person or other person who is responsible for satisfying any payment/withholding requirements that apply to an Option granted under the Plan otherwise fails to satisfy such payment/withholding requirements under the procedures or other rules set forth in the foregoing provisions of this paragraph (l), the Company shall have the right to retain from such Option or the payment thereof (or from any other amount that is payable as compensation to the Key Person or such other person), as appropriate, a sufficient number of Common Shares or cash otherwise applicable to the Option (or otherwise applicable to such other compensation amount) in order to satisfy such payment/withholding requirements.

(m)          Administration.

(1)         With respect to interpretation and administration of the Plan and for determining the terms of Options awarded to Key Employees, the Plan shall be administered by the Compensation Committee of the Board, or such other committee appointed by the Board which shall consist of two or more members of the Board, each of whom is both and an “outside director” and a “non-employee director.” The Compensation Committee shall have full authority and discretion to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee’s determination as to any matter relating to the interpretation of the Plan shall be conclusive on all persons. Notwithstanding the foregoing, the amount and terms of Options granted to Outside Directors shall be determined by the entire Board. For purposes of this subparagraph (1) of paragraph (m), “outside director” means a member of the Board who either (i) (A) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Code Section 162(m)); (B) is not a former employee of the Company or an “affiliated corporation” who still receives compensation for prior services (other than benefits under a tax-qualified retirement plan) or was not an employee during any prior period within the time defined under Exchange Act rules or the rules of any stock exchange on which the Stock is then traded; (C) was not an officer of the Company or an “affiliated corporation” at any time; and (D) does not currently receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a member of the Board; or (ii) is otherwise considered an “outside director” for purposes of Code Section 162(m); and (b) “non-employee director” means a member of the Board who (i) is not a current employee or officer of the Company; (ii) does not receive compensation (directly or indirectly) from the Company for services rendered as a consultant or in any capacity other than as a member of the Board (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S K”)); (iii) does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K. The number of members of the Compensation Committee shall be determined by the Board. The Board shall add or remove members from the Compensation Committee as the Board sees fit, and vacancies shall be filled by the Board.

(2)         The grant of any Option under the Plan shall be effected by the execution of a written option agreement in such form as is approved by the Board of Committee, which must be signed by a member of the Board (or any person designated as its agent for this purpose).

(3)         The Board or Committee may, in its discretion and at any time, amend any written option agreement it has issued to a Key Person under the Plan, provided that (i) no such amendment may be effective without the optionee’s written consent if it would impair in any manner the benefits provided under the Option to the Key Person, (ii) no such amendment may change the terms of the Option to those which violate any provision of the Plan, and (iii) no such amendment may cause the Option to become subject to the requirements of Code Section 409A when the Option would not be subject to such requirements in the absence of such amendment (and, in particular but not by way of limiting the scope of this clause (iii), no such amendment may extend the exercise period of the Option except to the extent such amendment is not considered an extension under Treasury Regulations Section 1.409A-1(b)(5)(v)).

(n)          No Right of Employment. Nothing contained in the Plan or any Option granted pursuant to the Plan shall confer on any Key Person any right to be continued in the employment or service of the Company or interfere in any way with the right of the Company to terminate his or her employment or service at any time and in the same manner as though the Plan and any Options granted hereunder were not in effect.

(o)          Amendment or Termination of Plan. The Board shall have the right to amend, suspend, or terminate this Plan at any time; provided, however, that (i) no action shall affect adversely the rights of any optionee under any Option granted under this Plan prior to such amendment, suspension, or termination and (ii) no amendment changing the class of employees or persons eligible to receive Incentive Stock Options hereunder, increasing the aggregate number of Common Shares to be subject to Incentive Stock Options granted hereunder, or materially increasing the benefits accruing to eligible persons under any Incentive Stock Options granted hereunder may be made without, in any of such cases, approval of the shareholders of EQM.

(p)          Approval of Shareholders. Any approval of EQM's shareholders to the Plan as initially reflected in this document or to any amendment to the Plan must, when such approval is otherwise required for any purpose under the other terms of the Plan, comply with all applicable provisions of the company’s charter and bylaws and any applicable State law prescribing the method and degree of shareholder approval required.

(q)          Miscellaneous.

(1)         Any reference to the Code, any section of the Code, any Treasury Regulations section, or any law other than the Code shall be read to refer to such Code, section, or law as in effect on the Effective Date and as such Code, Code section, Treasury Regulations section, or law is thereafter amended.

(2)         Except to the extent preempted by any applicable Federal law, the Plan shall be subject to and construed in accordance with the laws of the State of Ohio.

(3)         The Plan may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof. Headings used throughout the Plan (or in any written option agreement issued under the Plan) are for convenience only and shall not be given legal significance.

IN ORDER TO REFLECT THE ADOPTION OF THE PLAN, EQM has caused its name to be subscribed to this Plan.

EQM TECHNOLOGIES & ENERGY, INC.

By	/s/Jack S. Greber

Title	CEO .

Date	03/29/11 .

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